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KonaRed® Sponsored Coffee Fruit
Research Reports Positive Results at
the 15th International Congress of
Immunology in Milan, Italy

October 28, 2013. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of KonaRed, a powerful antioxidant-rich wellness beverage made from coffee fruit announces positive results for the effect of coffee fruit on anti-inflammation, immunostimulatory and antiviral effects of coffee fruit at the 15th International Congress of Immunology held in Milan, Italy on August 22-27, 2013.

Researchers from the Universidad Peruana Cayetano Heredia, Department of Cellular and Molecular Sciences, Lima, Peru, led by Dr. Jose L. Aguilar presented the research paper “Anti- inflammatory, Immunostimulatory and Antiviral effects of Coffee fruit (Coffea arabica)” and concluded “CFE showed anti- inflammatory properties on cellular and humoral levels supported by histological techniques. CFE decreased the secretion of pro- inflammatory cytokines such us IL6, TNFα and also MCP-1, thus diminishing cellular infiltration. Conversely, under viral simulation, CFE stimulated T cell proliferation and increased the percentage and activated cytotoxic T cells. Therefore, these results could attribute coffee fruit immunomodulatory and antiviral properties.”

These results were presented at the annual conference of the International Congress of Immunology held in Milan, Italy and demonstrate the efficaciousness of the active ingredients in KonaRed, the Hawaiian Superfruit Antioxidant Wellness Beverages, sold throughout Hawaii and select US markets.

KonaRed CEO Shaun Roberts said, “KonaRed is very pleased to announce positive results on its sponsored research and especially excited by the presentation of this information at this prestigious global conference”.  KonaRed CSO, Steven M Schorr added, “KonaRed is committed to demonstrating the scientific value of its products and will continue to conduct valuable research and testing.”

Learn more about the science behind KonaRed by visiting www.konared.com, and for additional information about the company.

About KonaRed Corporation

KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses.  KonaRed Corporation has developed an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit. The company is headquartered in Kalaheo, Hawaii.  Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com . For additional information about the company and Investor Relations, please email invest@konared.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to

KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com